EXHIBIT 10.22

THE PHOENIX COMPANIES, INC.

2003 RESTRICTED STOCK, RESTRICTED STOCK UNIT

AND

LONG-TERM INCENTIVE PLAN

As amended and restated effective as of January 1, 2009

THE PHOENIX COMPANIES, INC.

2003 RESTRICTED STOCK, RESTRICTED STOCK UNIT

AND

LONG-TERM INCENTIVE PLAN

ARTICLE I.  PURPOSES

Section 1.1 General Purpose.  The purpose of THE PHOENIX COMPANIES, INC. 2003 RESTRICTED STOCK, RESTRICTED STOCK UNIT AND LONG-TERM INCENTIVE PLAN is to foster and promote the long-term financial success of the Company by: (a) motivating superior performance by means of performance-related incentives; (b) enabling the Company to attract and retain the services of an outstanding management team upon whose judgment, interest, and special effort the successful conduct of its operations is largely dependent; and (c) encouraging and providing for the acquisition of a long-term ownership interest in the Company by the Company's and its Subsidiaries' Employees and non-employee directors.

ARTICLE II.  DEFINITIONS

Section 2.1 Definitions.  Whenever used herein, the following terms shall have the respective meanings set forth below:

(a)

"Adjustment Event" means any stock dividend, stock split or share combination of, or extraordinary cash dividend on, the Common Stock or recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below Fair Market Value, or other similar event affecting the Common Stock of the Company.

(b)

"Agent" means an "insurance agent" as defined in Section 2101 of the New York Insurance Law and who also is treated by the Company as a "statutory employee" as defined under applicable provisions of the Code.

(c)

"Approved Retirement" means termination of a Participant's employment (i) on or after normal retirement age (age 65 or age 62 with 10 years of service) or (ii) with the Committee's approval, on or after any early retirement date established under any retirement plan or other special retirement programs or arrangements maintained by the Company or a Subsidiary and in which the Participant participates; provided that in each case, the Committee may require, as a condition to a Participant's retirement being an "Approved Retirement" for purpose of the Plan, that the Participant enter into a general release of claims, non-solicitation and/or non-competition agreement in form and substance satisfactory to the Company.

(d)

"Award" means the award of a Restricted Unit, Restricted Stock, or Long-Term Performance Unit under the Plan.

(e)

"Board" means the Board of Directors of the Company.

(f)

"Change of Control" means the first occurrence of any of the following events:

 (i) any person acquires "beneficial ownership" (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 25% or more of the combined Voting Power of the Company's securities;

(ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the "Incumbent Directors") shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this subclause 2(f)(ii);

(iii) the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a "Corporate Event"), if immediately following the consummation of such Corporate Event the stockholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the Voting Power, in substantially the same proportion as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event;

(iv) the approval by stockholders of the Company of a plan of liquidation with respect to the Company; or

(v) any other event occurs which the Board declares to be a Change of Control.

(g)

"Code" means the Internal Revenue Code of 1986, as amended.

(h)

"Committee" means the Compensation Committee of the Board or such other Committee of the Board as the Board shall designate from time to time.

(i)

"Common Stock" means the common stock of the Company, par value $0.01 per share.

(j)

"Company" means The Phoenix Companies, Inc., a Delaware corporation, and any successor thereto.

(k)

"Disability" has the meaning given in the Company's long-term disability insurance policy or program as in effect from time to time; provided that a Participant shall not be treated as having incurred a Disability unless he qualifies for disability benefits under such policy or program.

(l)

"Dividend Equivalents" means an amount equal to the cash dividends paid by the Company on one share of Common Stock for each Restricted Unit awarded to a Participant in accordance with the Plan.

(m)

"Effective Date" means the date this Plan is approved by the stockholders of the Company in accordance with the requirements, if any, of applicable law.

(n)

"Employee" means any officer or other employee of the Company or any Subsidiary (as determined by the Committee in its sole discretion).

(o)

"Exchange Act" means the Securities Exchange Act of 1934, as amended.

(p)

"Fair Market Value" means, on any date, the closing price of the Common Stock as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Common Stock are quoted at the relevant time) on such date. In the event that there are no Common Stock transactions reported on such tape (or such other system) on such date, Fair Market Value shall mean the closing price on the immediately preceding date on which Common Stock transactions were so reported.

(q)

"Long-Term Performance Unit" means the unit of measurement for an Award under the Plan subject to achievement of Performance Goals during a Performance Cycle, which, at any given time, shall be equal in value to the current Fair Market Value of one share of Common Stock.

(r)

"Participant" means any Employee, Agent or non-employee director designated by the Committee to participate in the Plan.

(s)

"Performance Cycle" means the period(s) selected by the Committee during which the performance of the Company or any Subsidiary or unit thereof or any individual is measured for the purpose of determining the extent to which an Award of Long-Term Performance Units subject to achievement of Performance Goals has been earned.  Unless otherwise determined by the Committee, a Performance Cycle shall be three years and may consist of one or more calendar year segments.

(t)

"Performance Goals" means the objectives for the Company, any Subsidiary or unit or business segment thereof or individual established by the Committee for a Performance Cycle with respect to any performance-based Awards contingently awarded under the Plan. The Performance Goals for Awards that are intended to constitute "performance-based" compensation within the meaning of Section 162(m) of the Code shall be based on one or more of the following measures: sales, revenues, earnings per share, net income, operating income, cash flow, stock price, return on equity, cash operating income, risk-based capital ratio, debt to capital ratio, operating margin, assets under management, claims paying ability or debt rating. Performance Goals may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group or other external measure.

(u)

"Plan" means The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan, as set forth herein and as the same may be amended from time to time.

(v)

"Restricted Period" means the period during which Awards are subject to forfeiture or restrictions on transfer (if applicable) pursuant to the Plan.

(w)

"Restricted Stock" means Common Stock awarded to a Participant which is subject to forfeiture and restrictions on transferability in accordance with Article VI of the Plan.

(x)

"Restricted Unit" means a Participant's right to receive one share of Common Stock at the end of a specified period of time, which right is subject to forfeiture and restrictions on transferability in accordance with the Plan.

(y)

"Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, equity interests entitling the Company to exercise 50% or more of the total combined Voting Power of all classes of stock of such corporation or to receive 50% or more of the capital interest or profits interest of such partnership.

(z)

"Voting Power" means such number of Voting Securities as shall enable the holders thereof to cast all the votes which could be cast in an annual election of directors of a company.

(aa)

"Voting Securities" means all securities entitling the holders thereof to vote in an annual election of directors of a company.

Section 2.2 Gender and Number.  Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.

ARTICLE III.  ELIGIBILITY AND PARTICIPATION

Participants in the Plan shall be those Employees and non-employee directors selected by the Committee to participate in the Plan.

ARTICLE IV.  ADMINISTRATION

Section 4.1 Power to Grant and Establish Terms of Awards.  The Committee shall have the authority, subject to the terms of the Plan, to determine the Participants to whom Awards shall be granted and the terms and conditions of any and all Awards, including, but not limited to, the number of shares of Common Stock to be covered by such Awards, the time or times at which Awards shall be granted, the terms and provisions of the instruments by which Awards shall be evidenced, the period of time during which restrictions on Awards shall remain in effect, and the Performance Goals applicable to such Awards. The terms and conditions of each Award shall be determined by the Committee at the time of grant, and such terms and conditions shall not be subsequently changed in a manner which would be adverse to the

Participant without the consent of the Participant to whom such Award has been granted.  The Committee may establish different terms and conditions for different Participants and for the same Participant for each Award such Participant may receive, whether or not granted at different times. The grant of any Award to any Participant shall neither entitle such Participant to, nor disqualify him from, the grant of any other Award.

Section 4.2 Administration.  The Committee shall be responsible for the administration of the Plan.  Any Award granted by the Committee may be subject to such conditions, not inconsistent with the terms of the Plan, as the Committee shall determine.  The Committee, by majority action thereof, is authorized to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan to carry out its provisions and purposes.  Determinations, interpretations or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons.  The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in good faith in reliance upon the advice of counsel.

Section 4.3 Delegation by the Committee.  Notwithstanding anything else contained in the Plan to the contrary, the Committee may delegate, subject to such terms and conditions or guidelines as it shall determine, to any officer of the Company or to a committee of officers of the Company any portion of its authority and powers under the Plan in respect of Participants who are not subject to the reporting requirements of Section 16(a) of the Exchange Act.

ARTICLE V.  STOCK SUBJECT TO PLAN

Section 5.1 Number.  Subject to the provisions of Section 5.3, the number of shares of Common Stock available for issuance pursuant to Awards under the Plan shall be 6,000,000. The shares to be delivered under the Plan may consist, in whole or in part, of Common Stock held in treasury or authorized but unissued Common Stock, not reserved for any other purpose.

Section 5.2 Canceled, Terminated, or Forfeited Awards.  Any shares of Common Stock subject to an Award which for any reason expires, or is canceled, terminated or otherwise settled without the issuance of any Common Stock shall again be available under the Plan.

Section 5.3 Adjustment Due to Change in Capitalization.  In the event of any Adjustment Event, the aggregate number of shares of Common Stock available for Awards to be granted under this Plan or subject to outstanding Restricted Units or Long-Term Performance Units and any performance vesting criteria applicable to outstanding Restricted Stock, Restricted Units or Long-Term Performance Units shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, such Adjustment Event.  To the extent deemed equitable and appropriate by the Committee, subject to any required action by stockholders, in any merger, consolidation, reorganization, liquidation, dissolution, or other similar transaction, any Restricted Unit granted under the Plan shall pertain to the securities and other property to which a holder of the number of shares of Common Stock covered by the Restricted Unit would have been entitled to receive in connection with such event.  Any shares of stock (whether Common Stock, shares of stock into which shares of Common Stock are converted or for which shares of Common Stock are exchanged or shares of stock distributed with respect to Common Stock) or cash or other property received with respect to any Award granted under the Plan as a result of any Adjustment Event or any distribution of property or other similar transaction shall, except as otherwise provided by the Committee at or after the date an Award is made by the Committee, be subject to the same terms and conditions, including restrictions on transfer, as are applicable to such Award.

ARTICLE VI.  RESTRICTED STOCK AND RESTRICTED UNITS

Section 6.1 Grant of Awards.  Except as otherwise delegated as provided in Section 4.3, the Committee may make awards in the form of Restricted Stock or Restricted Units.  Any Award made hereunder shall be subject to the terms and conditions of the Plan and to any other terms and conditions not inconsistent with the Plan as shall be prescribed by the Committee in its sole discretion (including in the case of an Award of Restricted Stock, requiring the Participant to pay the Company an amount equal to the par value per share for each share of Restricted Stock awarded).  As determined by the Committee, with respect to an award of Restricted Stock, the Company shall either (a) transfer or issue to each Participant to whom an award of Restricted Stock has been made the number of shares of Restricted Stock specified by the Committee or (b) hold such shares of Restricted Stock for the benefit of the Participant for the Restricted Period. In the case of Restricted Units, no shares of Common Stock shall be issued to Participants at the time an Award of Restricted Units is made, and the Company shall not be required to set aside a fund for the payment of such Award.

Section 6.2 Restrictions on Transferability.  Restricted Units and shares of Restricted Stock may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Restricted Period, except as hereinafter provided.  Notwithstanding the foregoing, the Committee may permit (on such terms and conditions as it shall establish) Restricted Units and shares of Restricted Stock to be transferred during the Restricted Period by the Participant to a member of the Participant's immediate family or to a trust or similar vehicle for the benefit of such immediate family members, provided that any Restricted Units or shares of Restricted Stock so transferred shall remain subject to the provisions of this Article VI.

Section 6.3 Rights as a Shareholder.  Except for the restrictions set forth herein and unless otherwise determined by the Committee, the Participant shall have all the rights of a shareholder with respect to such shares of Restricted Stock, including but not limited to, the right to vote and the right to receive dividends.  In respect of Restricted Units, a Participant shall not have any right to vote on any matter submitted to the Company's stockholders or to dispose of the shares of Common Stock underlying such Restricted Units, nor shall a Participant have any beneficial ownership in respect of any shares of Common Stock underlying Restricted Units, until such time as the shares of Common Stock underlying such Restricted Units have been issued (including, at the discretion of the Committee, issuance to a trust for purposes of hedging or funding Restricted Unit obligations).  At the discretion of the Committee, a Participant's Restricted Unit account may be credited with Dividend Equivalents during the Restricted Period.

Section 6.4 Restricted Period.  Unless the Committee shall otherwise determine at or after the date an Award is made to the Participant by the Committee, the Restricted Period shall commence upon the date of grant and shall lapse with respect to the Award in three approximately equal installments on each of the first three anniversaries of the date of grant, unless sooner terminated as otherwise provided herein.

Section 6.5 Legend.  Each certificate issued to a Participant in respect of shares of Restricted Stock shall be registered in the name of the Participant and shall bear the following (or similar) legend: "The shares of stock represented by this certificate are subject to the terms and conditions contained in The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan and may not be sold, pledged, transferred, assigned, hypothecated or otherwise encumbered in any manner (except as provided in Section 6.2 of the Plan) until _________."

Section 6.6 Death, Disability or Approved Retirement.  Unless the Committee shall otherwise determine at the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary by reason of death, Disability or Approved Retirement, the Restricted Period will lapse as to a pro rated portion of the shares of Restricted Stock and Restricted Units transferred or issued to such Participant under the Plan based on the number of days the Participant actually worked since the date the Awards were granted (or in the case of Awards which becomes vested in installments, since the date, if any, on which the last installment of such Awards became vested). Any Awards as to which the Restricted Period has not lapsed at the date of a Participant's termination of employment by reason of death, Disability or Approved Retirement shall automatically be cancelled upon such Participant's termination of employment.

Section 6.7 Termination of Employment.  Unless the Committee shall otherwise determine at or after the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary for any reason other than those specified in Section 6.6 at any time prior to the date when the Restricted Period lapses, all Restricted Stock held by the Participant shall revert back to the Company and all Restricted Units and any Dividend Equivalents credited to such Participant shall be forfeited upon the Participant's termination of employment.

Section 6.8 Issuance of New Certificates; Settlement of Restricted Units.  Upon the lapse of the Restricted Period with respect to any shares of Restricted Stock, such shares shall no longer be subject to the restrictions imposed under Section 6.2 and the Company shall issue or have issued new share certificates without the legend described in Section 6.5 in exchange for those previously issued.  Upon the lapse of the Restricted Period with respect to any Restricted Units, the Company shall deliver, not later than 60 days after the lapse, to the Participant, or the Participant's beneficiary, as provided in Section 9.1, one share of Common Stock for each Restricted Unit as to which restrictions have lapsed and any Dividend Equivalents credited with respect to such Restricted Units and any interest thereon.  The Committee may, in its sole discretion, elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Units.  If a cash payment is made in lieu of delivering Common Stock, the amount of such cash payment for each share of Common Stock to which a Participant is entitled shall be equal to the Fair Market Value of the Common Stock on the date on which the Restricted Period lapsed with respect to the related Restricted Unit.

Section 6.9 Accelerated Vesting and Payment.  In the event of a Change of Control, the Restricted Period with respect to each Award shall lapse on the date of such Change of Control.

ARTICLE VII.  LONG-TERM PERFORMANCE UNITS

Section 7.1 Eligibility.  Except as otherwise delegated as provided in Section 4.3, the Committee in its sole discretion shall select those Participants to receive Long-Term Performance Units under the Plan.  Long-Term Performance Units shall relate to pre-established Performance Goals over a Performance Cycle, as determined by the Committee.  A Participant may be selected to receive Long-Term Performance Units in respect of more than one Performance Cycle.

Section 7.2 Grant of Long-Term Performance Units.  Prior to the beginning of the first year of a Performance Cycle (or such later date selected by the Committee consistent with the requirements of Section 162(m) of the Code), the Committee shall allocate a target number of Long-Term Performance Units ("Target Units") to any Participant designated by the Committee to be eligible to earn such Award in respect of such Performance Cycle.  An allocation of Target Units shall be evidenced by such documentation deemed appropriate by the Committee.  Such documentation may contain terms and conditions relating to the Award, including, without limitation, the number of Target Units and the threshold and maximum number of Long-Term Performance Units that may be earned pursuant to the Award or any portion thereof, the Performance Goals applicable in respect of such Award, and such other terms and conditions, not inconsistent with this Plan, as the Committee may in its sole discretion determine.  Long-Term Performance Units may not be sold, assigned, transferred, pledged, hypothecated or otherwise encumbered by the Participant during the Performance Cycle.

Section 7.3 Performance Goals.  Prior to the beginning of the Performance Cycle or the beginning of each segment in such Performance Cycle (or such later date selected by the Committee consistent with the requirements of Section 162(m) of the Code), the Committee shall determine the Performance Goals applicable to the Long-Term Performance Units that may be earned by the Participant for such Performance Cycle or segment thereof.  The Committee shall specify the formula for determining the percentages of the Performance Goals that must be achieved for the Participant to earn the Target Units or less than or more than the target number of Long-Term Performance Units allocated to the Participant if actual performance is equal to, less than or greater than the target Performance Goals.  The Committee may, in its sole discretion, provide that Long-Term Performance Units shall be earned by a Participant in respect of achievement of Performance Goals in each segment of the Performance Cycle and/or on a cumulative basis for the Performance Cycle.  The Committee may, in its sole discretion, provide that no Long-Term Performance Units shall be earned by a Participant in respect of a Performance Cycle unless a threshold level of the Performance Goals is satisfied.  The Committee may, at any time and from time to time, adjust the Performance Goals applicable to Long-Term Performance Units; provided that no such adjustment shall be made in the case of Long-Term Performance Units that may be earned by a Participant who is a Covered Employee (within the meaning of Section 162(m) of Code) at any time during the Performance Cycle, unless such adjustment can be made without causing the Award to cease to qualify as other performance-based compensation under Section 162(m) of the Code. Following the end of each Performance Cycle, the Committee shall determine the number of Long-Term Performance Units actually earned by a Participant for such Performance Cycle calculated in accordance with the Performance Goals applicable to such Performance Cycle.  Participants shall not receive any payment with respect to Long-Term Performance Units until the Committee certifies the results of the Performance Goals.  Notwithstanding anything else in this Plan to the contrary, subject to Section 5.3, the maximum number of Long-Term Performance Units that may be earned by a Participant (and the maximum number of shares that may be issued pursuant to such earned Long-Term Performance Units) in a Performance Cycle shall not exceed 600,000.

Section 7.4 Distribution of Awards.  In the Committee's sole discretion, the Participant shall be entitled to receive one share of Common Stock or Restricted Unit in exchange for each earned Long-Term Performance Unit.  Any shares of Common Stock or Restricted Units granted in exchange for earned Long-Term Performance Units shall be granted as soon as reasonably practicable after the end of the Performance Cycle for which the Long-Term Performance Units were earned, but no later than the March 15 of the calendar year following the end of the Performance Cycle.  Restricted Units shall be subject to the terms and conditions applicable to Restricted Units granted under Article VI; provided that the Committee may not elect to pay cash or part cash and part Common Stock in lieu of delivering only Common Stock for Restricted Units.  If the Participant is offered the opportunity to defer receipt/conversion of his or her Restricted Units, such deferral shall be governed  and covered by either The Phoenix Companies, Inc. Equity Deferral Plan or The Phoenix Companies, Inc. Directors Equity Deferral Plan.

(a) Death, Disability or Approved Retirement.  Unless the Committee shall otherwise determine at the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary by reason of death, Disability or Approved Retirement during a Performance Cycle, the Participant shall be entitled to a pro-rated number of Long-Term Performance Units determined by prorating the percentage of the award actually earned based on the applicable Performance Goals according to the number of months the Participant was actively at work during the Performance Cycle.  Any Long-Term Performance Units earned by such Participant shall be paid at the same time as those for active Participants of the Plan, but no later than the March 15 of the calendar year following the end of the Performance Cycle.  Unless otherwise determined by the Committee, any Long-Term Performance Units that are not earned in accordance with this Section 7.4(a) at the date of a Participant's termination of employment by reason of death, Disability or Approved Retirement shall automatically be cancelled upon such Participant's termination of employment.

(b) Termination of Employment.  Unless the Committee shall otherwise determine at or after the date of grant, if a Participant ceases to be employed by the Company or any Subsidiary for any reason other than those specified in Section 7.4(a) at any time during a Performance Cycle, such Participant shall not receive any payment in respect of any Long-Term Performance Units outstanding as of the Participant's termination of employment.

(c) Accelerated Vesting and Payment.  In the event of a Change of Control, the Participant shall earn a prorated number of Long-Term Performance Units in respect of each outstanding Performance Cycle determined by prorating the percentage of the award earned according to the number of completed months prior to the Change of Control.  Any Long-Term Performance Units that are not earned in accordance with this Section 7.4(c) at the date of the Change of Control shall automatically be cancelled upon such Change of Control.

ARTICLE VIII.  AMENDMENT, MODIFICATION,

AND TERMINATION OF PLAN

The Board at any time may terminate the Plan, and from time to time may amend or modify the Plan.  No amendment, modification, or termination of the Plan shall in any manner adversely affect any Award theretofore granted under the Plan, without the consent of the Participant.

ARTICLE IX.  MISCELLANEOUS PROVISIONS

Section 9.1 Beneficiary Designation.  Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.  In the absence of any such designation, Restricted Units outstanding at the Participant's death shall be paid to  (i) the Participant’s surviving spouse or domestic partner, (ii) if there is no surviving spouse or domestic partner, the Participant’s children (including stepchildren and adopted children) per stirpes, or (iii) if there is no surviving spouse or domestic partner and/or children per stirpes, the Participant’s estate.

Section 9.2 No Guarantee of Employment or Participation.  Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment or services at any time, nor confer upon any Participant any right to continue in the employ or services of the Company or any Subsidiary or affiliate. No Employee, Agent, or non-employee director shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

Section 9.3 Tax Withholding.  The Company shall have the power to withhold, or require a Participant to remit to the Company promptly upon notification of the amount due, an amount sufficient to satisfy federal, state and local withholding tax requirements with respect to any Award (or settlement thereof), and the Company may defer payment of cash or issuance or delivery of Common Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose (a) to have Common Stock otherwise issuable or deliverable under the Plan withheld by the Company or (b) to deliver to the Company previously acquired shares of Common Stock, in each case, having a Fair Market Value sufficient (either alone or with the application of any cash withheld) to satisfy not more than the Participant's statutory minimum federal, state and local tax obligation associated with the transaction.

Section 9.4 Indemnification.  Each person who is or shall have been a member of the Committee or of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be made a party or in which he may be involved by reason of any action taken or failure to act under the Plan (in the absence of bad faith) and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of any judgment in any such action, suit, or proceeding against him; provided that he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which such person may be entitled under the Company's Certificate of Incorporation or By-Laws, by contract, as a matter of law, or otherwise.

Section 9.5 No Limitation on Compensation.  Nothing in the Plan shall be construed to limit the right of the Company to establish other plans or to pay compensation to its employees in cash or property, in a manner which is not expressly authorized under the Plan.

Section 9.6 Requirements of Law.  The granting of Awards and the issuance of shares of Common Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

Section 9.7 Governing Law.  The Plan, and all Awards made and actions taken thereunder, shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the conflicts of law provisions thereof.

Section 9.8 Impact On Benefits.  Unless otherwise determined by the Committee, awards granted under the Plan are not compensation for purposes of calculating an Employee's rights under any employee benefit plan.

Section 9.9 Securities Law Compliance  Instruments evidencing Awards may contain such other provisions, not inconsistent with the Plan, as the Committee deems advisable, including a requirement that the Participant represent to the Company in writing, when an Award is granted or when he receives shares with respect to such Award (or at such other time as the Committee deems appropriate) that he is accepting such Award, or receiving or acquiring such shares (unless they are then covered by a Securities Act of 1933 registration statement), for his own account for investment only and with no present intention to transfer, sell or otherwise dispose of such shares except such disposition by a legal representative as shall be required by will or the laws of any jurisdiction in winding up the estate of the Participant. Such shares shall be transferable only if the proposed transfer shall be permissible pursuant to the Plan and if, in the opinion of counsel satisfactory to the Company, such transfer at such time will be in compliance with applicable securities laws.

Section 9.10 Term of Plan.  The Plan shall be effective upon approval by the Board and by the stockholders of the Company.  The Plan shall continue in effect, unless sooner terminated pursuant to Article VIII, until no more shares of Common Stock are available for issuance under the Plan.

Section 9.11 No Constraint on Corporate Action.  Nothing in this Plan shall be construed (a) to limit, impair or otherwise affect the Company's right or power to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, or to merge or consolidate, or dissolve, liquidate, sell, or transfer all or any part of its business or assets, or (b) except as provided in Section 4.1 or Article VIII, to limit the right or power of the Company or any of its Subsidiaries to take any action which such entity deems to be necessary or appropriate.